Exhibit 99.1

Press Release

Warwick Valley Telephone Announces Final Vote Results and Committee Assignments

(Warwick, NY, April 26, 2010) Warwick Valley Telephone Company (Nasdaq: WWVY) (the "Company") announced today the final certified results of the votes at its 2010 Annual Meeting of shareholders, held Friday, April 23, 2010.  The following directors were elected for one year terms:  Jeffrey D. Alario, Duane W. Albro, Douglas B. Benedict, Kelly C. Bloss, Robert J. DeValentino, Thomas H. Gray, and Douglas J. Mello.  The shareholders approved the selection of WithumSmith+Brown, P.C. as the Company’s independent accountants for the year ending December 31, 2010.

Matters voted on at the meeting and the results of each vote are as follows:

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal I	To fix the number of directors at seven until the next annual meeting of shareholders.	4,397,155	229,725	70,246	0

		Votes for	Authority Withheld
Proposal II	Election of directors:
	Jeffrey D. Alario	3,593,339	331,882
	Duane W. Albro	3,557,864	367,357
	Douglas B. Benedict	3,549,722	375,499
	Kelly C. Bloss	3,533,140	392,081
	Robert J. DeValentino	3,632,267	292,954
	Thomas H. Gray	3,548,859	376,362
	Douglas J. Mello	3,541,320	383,901

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal III	To ratify the selection of WithumSmith+Brown, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	4,363,344	244,293	89,485	0
		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal IV	Shareholder proposal from Glenn Freedman to approve the maximize value resolution.	644,229	3,160,246	120,744	771,907
		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal V	Shareholder proposal from Lewis H. Kaminester, M.D. to approve the maximize value resolution.	630,017	3,170,080	125,122	771,907

At the Company’s Annual Organizational Meeting, held on the day of the Annual Meeting, the Board of Directors elected the following persons to the positions set forth opposite their names:

Robert J. DeValentino	Chairman of the Board
Jeffrey D. Alario	Vice Chairman of the Board
Duane W. Albro	President & Chief Executive Officer
Kenneth H. Volz	Vice President, Chief Financial Officer, Treasurer
Dorinda M. Masker	Corporate Secretary
Amelia F. Lawlor	Assistant Corporate Secretary

Also, at the Company’s Annual Organizational Meeting, the following committee assignments were approved:

Governance & Nominating Committee	Kelly C. Bloss – Chair
Robert J. DeValentino
Douglas J. Mello

Audit Committee	Jeffrey D. Alario – Chair
Douglas B. Benedict
Thomas Gray

Compensation Committee	Douglas B. Benedict – Chair
Kelly Bloss
Douglas J. Mello

Contact:	Warwick Valley Telephone Company
Duane W. Albro
President & CEO
(845) 986-2100